UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 28, 2008

AMIS HOLDINGS, INC.

(Exact Name of Registrant as Specified in Its Charter)

DELAWARE	000-50397	51-0309588
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2300 BUCKSKIN ROAD, POCATELLO, IDAHO	83201
(Address of Principal Executive Offices)	(Zip Code)

(208) 233-4690

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01	OTHER EVENTS

As previously disclosed in the preliminary merger proxy filed by AMIS Holdings, Inc. (“AMIS”) and ON Semiconductor, Inc. (“ON”), on December 28, 2007, both AMIS and ON filed Notification and Report Forms with the Federal Trade Commission and the Antitrust Division of the Department of Justice pursuant to the Hart-Scott-Rodino Antitrust Improvement Act of 1976, or the HSR Act. On January 28, 2008, the waiting period under the HSR Act expired with regard to the proposed merger of the two companies. Additionally, on January 30, 2008, AMIS and ON received clearance from the German Federal Cartel Office with regard to the proposed merger.

Completion of the HSR waiting period satisfies one of the conditions to completion of the merger between ON and AMIS. Completion of the merger is also subject to the adoption of the merger agreement by the stockholders of each of ON and AMI at a special meeting of stockholders once a definitive Joint Proxy/Prospectus is available and mailed to stockholders, receipt of other regulatory approvals and the satisfaction of the other closing conditions set forth in the merger agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMIS HOLDINGS, INC.

Date: January 30, 2008	By: /s/ JOSEPH PASSARELLO

Name: Joseph Passarello Title: Senior Vice President and Chief Financial Officer